Exhibit 5.1

GREENBERG TRAURIG, LLP

18565 Jamboree Road, Suite 500

Irvine, CA 92612

October 28, 2026

Actuate Therapeutics, Inc.

1751 River Run, Suite 400
Fort Worth, TX 76107

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (SEC File No. 333-299332) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended,  for the registration of (i)  up to 35,633,785 shares (the “Shares”) of the Company’s common stock (“Common Stock”); (ii) warrants to purchase up to 17,816,892 shares of Common Stock (the “Common Warrants”), each exercisable for one share of Common Stock (each, a “Common Warrant Share” and collectively, the “Common Warrant Shares”); and (iii) a warrant to purchase up to 1,247,182 shares of Common Stock to be issued to the underwriter (the “Underwriter’s Warrant”), each exercisable for one share of Common Stock (each, an “Underwriter’s Warrant Share” and collectively, the “Underwriter’s Warrant Shares”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, forms of the Sixth Amended and Restated Certificate of Incorporation of the Company, Amended and Restated Bylaws of the Company currently in effect, the Underwriting Agreement, dated October 26, 2026, by and between the Company and Newbridge Securities Corporation (the “Underwriting Agreement”), the Warrant Agency Agreement, dated October 28, 2026, by and between the Company and Broadridge Corporate Issuer Solutions, LLC, as warrant agent (the “Warrant Agency Agreement”), the form of Common Warrant, the form of Underwriter’s Warrant, and the corporate action of the Company that provides for the issuance of the Shares, the Common Warrants and the Underwriter’s Warrant and the execution of the Underwriting Agreement and the Warrant Agency Agreement, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently verified the matters set forth in such certificates.

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We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that:

(i)	The Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;
(ii)	The Common Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligations of the Company;
(iii)	The Common Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Common Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;
(iv)	The Underwriter’s Warrant, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company; and
(v)	The Underwriter’s Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Underwriter’s Warrant against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the reference to our name under the caption “Legal Matters” in the prospectus made part of the Registration Statement.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

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